UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010

METHODE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-2816 (Commission File Number)	36-2090085 (IRS Employer Identification No.)

7401 West Wilson Avenue, Chicago, Illinois 60706

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 867-6777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

On November 9, 2010, management from Methode Electronics, Inc. (the “Company”) will present to and meet with investors at the Robert W. Baird & Co. 2010 Industrial Investment Conference in Chicago, Illinois.  A copy of the presentation slides to be used by the Company is attached hereto as Exhibit 99.1.  All information in the presentation is furnished but not filed.

Item 8.01                                           Other Events.

Also on November 9, 2010, the Company issued a press release announcing the award of a next generation integrated center stack program for multiple General Motors vehicle platforms.  A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Presentation of Methode Electronics, Inc. dated November 9, 2010

99.2                        Press Release of Methode Electronics, Inc. dated November 9, 2010

Safe Harbor Statement

Statements contained in the exhibits to this Current Report on Form 8-K that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended.  The Company’s actual results could differ materially from those projected in such forward-looking statements.  Factors that could affect those results include those mentioned in the exhibits as well as the reports, registration statements and other documents that the Company has filed with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.

Date: November 9, 2010	By:	/s/ Douglas A. Koman
Douglas A. Koman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Presentation of Methode Electronics, Inc. dated November 9, 2010
99.2	Press Release of Methode Electronics, Inc. dated November 9, 2010